EXHIBIT 10.5

                 COLLATERAL ASSIGNMENT OF PATENTS AND TRADEMARKS

                             AND SECURITY AGREEMENT

            This Assignment is made as of the 20th day of December, 2000 between FIBERCORE INC., a Nevada corporation with its principal place of business at 253 Worcester Road, Charlton, Massachusetts 01507 ("Assignor") and FLEET NATIONAL BANK, a national banking association with an office at 100 Federal Street, Boston, Massachusetts 02110 ("Bank").

            BACKGROUND. This Assignment is executed and delivered to the Bank as one of the Supplemental Documents referred to in a Loan Agreement dated of even date herewith by and between the Assignor and the Bank (as amended from time to time, the "Loan Agreement") and shall not be effective, and no security interest created hereunder shall attach, until the Bank makes an election under Section
9.02 of the Loan Agreement. Assignor has executed and delivered to the Bank a certain Revolving Credit Note dated of even date herewith in the principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) pursuant to the Agreement. In order to induce Bank to execute and deliver the Loan Agreement, Assignor has agreed to assign to Bank certain patent and trademark rights.

            NOW, THEREFORE, in consideration of the premises, Assignor hereby agrees with Bank as follows:

            1. To secure the complete and timely satisfaction of all Obligations (such term, as used herein, shall have the same meaning as provided in the Loan Agreement) of the Assignor to the Bank, Assignor hereby assigns, pledges and grants to the Bank a continuing security interest in and to the Assignor's right, title and interest in and to the patent applications, patents, trademarks and trademark applications listed in Exhibit A hereto, including without limitation all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (collectively, the "Patents and Trademarks").

            2. Assignor covenants and warrants that:

            (a) The Patents and Trademarks are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

            (b) To the best of Assignor's knowledge, each of the Patents and Trademarks is valid and enforceable and Assignor has notified Bank in writing of all prior art (including public uses and sales) of which it is aware;

            (c) Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents and Trademarks, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by Assignor not to sue third persons; and

            (d) Assignor has the unqualified right to enter into this Agreement and perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents and consultants which will enable it to comply with the covenants herein contained.

            3. Assignor agrees that, until all of the Obligations shall have been satisfied in full, it will not enter into any agreement (for example, a license agreement without receiving fair value in royalty payments or other consideration) which is inconsistent with Assignor's obligations under this Agreement, without Bank's prior written consent which shall not be unreasonably withheld or delayed.

            4. If, before the Obligations shall have been satisfied in full, Assignor shall obtain rights to any new patentable inventions, or become entitled to the benefit of any patent application, patent, trademark or trademark applications for any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent and Trademark or any improvement on any Patent and Trademark, the provisions of paragraph 1 shall automatically apply thereto and Assignor shall give to Bank prompt notice thereof in writing.

            5. Assignor authorizes Bank to modify this Agreement by amending Exhibit A to include any future patents and patent applications, trademarks and trademark applications which are Patents and Trademarks under paragraph 1 or paragraph 4 hereof.

            6. Unless and until there shall have occurred and be continuing an Event of Default (as defined in the Loan Agreement) beyond any applicable cure period, Bank hereby grants to Assignor the exclusive, non-transferable right and license to make, have made, use and sell the inventions disclosed and claimed in the Patents and Trademarks for Assignor's own benefit and account and for none other. Assignor agrees not to sell or assign its interest in, or grant any sublicense without receiving fair value in royalty payments or other consideration under, the license granted to Assignor in this paragraph 6, without the prior written consent of Bank, which consent shall not be unreasonably withheld.

            7. If any Event of Default shall have occurred and be continuing beyond any applicable cure period, Assignor's license under the Patents and Trademarks as set forth in paragraph 6, may at the election of the Bank be terminated forthwith, and Bank shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents and Trademarks may be located and, without limiting the generality of the foregoing, Bank may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to Assignor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Massachusetts or elsewhere, the whole or from time to time any part of the Patents and Trademarks, or any interest which Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Patents and Trademarks all expenses (including all reasonable expenses for brokers' fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to Assignor. Notice of any sale or other disposition of the Patents and Trademarks shall be given to Assignor at least five (5) days before the time of any intended public or private sale or other disposition of the Patents and Trademarks is to be made, which Assignor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, any holder of any of the Notes or Bank may, to the extent permissible under applicable law, purchase the whole or any part of the Patents and Trademarks sold, free from any right of redemption on the part of Assignor, which right is hereby waived and released.

            8. At such time as Assignor shall completely satisfy all of the Obligations, Bank shall execute and deliver to Assignor all deeds, assignments and other instruments as may be necessary or proper to re-vest in Assignor full title to the Patents and Trademarks, subject to any disposition thereof which may have been made by Bank pursuant hereto.

            9. Any and all reasonable fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' fees and legal expenses, incurred by Bank in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining, preserving the Patents and Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Patents and Trademarks, shall be borne and paid by Assignor on demand by Bank and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the rate prescribed in the Loan Agreement.

            10. Assignor shall have the duty, through counsel acceptable to Bank, to prosecute diligently any patent application of the Patents and Trademarks pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to make application on unpatented but patentable inventions and to preserve and maintain all rights in patent applications and patents of the Patents and Trademarks. Any expenses incurred in connection with such an application shall be borne by Assignor. Assignor shall not abandon any right to file a patent application, or any pending patent application or patent without the consent of Bank, which consent shall not be unreasonably withheld.

            11. Bank shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Patents and Trademarks and any license thereunder, in which event Assignor shall at the request of Bank do any and all lawful acts and execute any and all proper documents required by Bank in aid of such enforcement and Assignor shall promptly, upon demand, reimburse and indemnify Bank for all reasonable costs and expenses incurred by Bank in the exercise of its rights under this paragraph 11.

            12. No course of dealing between Assignor and Bank, nor any failure to exercise, nor any delay in exercising, on the part of Bank, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            13. All of Bank's rights and remedies with respect to the Patents and Trademarks, whether established hereby or by the Loan Agreement, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

            14. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

            15. This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 5.

            16. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

            17. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the Commonwealth of Massachusetts.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized officer(s) under seal as of the day and year first-above written.

                                          FIBERCORE, INC.


____________________________              By:_______________________________
Witness                                      Name:
                                             Title:


                                          FLEET NATIONAL BANK


____________________________              By:_______________________________
Witness                                      Name:
                                             Title:

                        THE COMMONWEALTH OF MASSACHUSETTS

Worcester, ss.                                                 December 19, 2000



            Then personally appeared the above-named _______________________, _________________________ of Fibercore, Incorporated, and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of Fibercore, Inc., before me.



                                          --------------------------------------
                                          Notary Public
                                          My Commission Expires:




                        THE COMMONWEALTH OF MASSACHUSETTS

Worcester, ss.                                                 December 19, 2000

            Then personally appeared the above-named Alden F. L. Harris, II, Vice President of Fleet National Bank, and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of Fleet National Bank, before me.



                                          --------------------------------------
                                          Notary Public
                                          My Commission Expires: